UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean, Virginia	22102-3110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2020, Freddie Mac (formally the Federal Home Loan Mortgage Corporation) announced that Christian M. Lown, age 50, has been appointed as Executive Vice President and Chief Financial Officer, effective June 15, 2020. Mr. Lown will succeed Donald F. Kish, who has served as interim Chief Financial Officer since December 2019. Mr. Kish will continue serving as Freddie Mac’s Senior Vice President, Corporate Controller and Principal Accounting Officer.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Lown joins Freddie Mac from Navient Corporation where he has served as Executive Vice President and Chief Financial Officer since March 2017. Prior to that, he served as Managing Director of the Financial Institutions Group and Co-Head of Global Financial Technology, North America Banks, and Diversified Finance at Morgan Stanley from May 2006 to March 2017; Director, Financial Institutions Group, at UBS AG from 2003 to 2006, and Associate, Financial Institutions Group, at Credit Suisse First Boston from 2000 to 2003.

Freddie Mac has entered into a Memorandum Agreement with Mr. Lown, which provides for his employment as Executive Vice President and Chief Financial Officer of Freddie Mac. A copy of the Memorandum Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Federal Housing Finance Agency, Freddie Mac’s conservator, has approved the terms of this Memorandum Agreement and consulted with the U.S. Department of the Treasury.

The terms of this Memorandum Agreement provide that:

•	Mr. Lown is eligible to participate in Freddie Mac’s Executive Management Compensation Program, which is filed as Exhibit 10.2 to Freddie Mac’s Quarterly Report on Form 10-Q filed on October 30, 2019 and is incorporated herein by reference. For a description of this program, see Freddie Mac’s Annual Report on Form 10-K filed on February 13, 2020 (the “2019 Annual Report”).

•	Mr. Lown’s annualized Target Total Direct Compensation will be $3,000,000, consisting of Base Salary of $600,000, Fixed Deferred Salary of $1,500,000, and At-Risk Deferred Salary of $900,000. His At-Risk Deferred Salary is subject to reduction based on corporate and individual performance. For a description of the determination of At-Risk Deferred Salary, see the 2019 Annual Report.

•	Mr. Lown will receive a cash sign-on award of $1,275,000 in recognition of forfeited compensation at his current employer. This award will be paid in three installments: $475,000 in February 2021, $475,000 in February 2022, and $325,000 in February 2023. If Mr. Lown is not an employee of Freddie Mac on an installment payment date for a reason described herein, the installment will be forfeited. Each installment will be subject to repayment in the event that, prior to the first anniversary of an installment payment date, Mr. Lown voluntarily resigns from his employment with Freddie Mac for any reason or Freddie Mac terminates his employment due to the occurrence of any of the forfeiture events described in the Recapture and Forfeiture Agreement (the “Recapture Agreement”) Freddie Mac entered into with Mr. Lown, dated May 29, 2020. A copy of the form of the Recapture Agreement is filed as Exhibit 10.18 to Freddie Mac’s Annual Report on Form 10-K filed on February 16, 2017 and is incorporated herein by reference. For a description of this Recapture Agreement, see the 2019 Annual Report.

Freddie Mac Form 8-K

•	Mr. Lown is also eligible to receive relocation benefits in recognition of his relocation to the Washington D.C. area, including customary seller’s and purchaser’s closing costs and related moving expenses. These costs will be subject to repayment if within two years of receiving benefits Mr. Lown terminates his employment with Freddie Mac for any reason or Freddie Mac terminates his employment due to the occurrence of any of the forfeiture events described in the Recapture Agreement.

Freddie Mac has also entered into a Restrictive Covenant and Confidentiality Agreement with Mr. Lown, dated May 29, 2020. A copy of this Restrictive Covenant and Confidentiality Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Lown is subject to non-competition as well as non-solicitation and non-recruitment restrictions for a period of one year following any termination of his employment for any reason, and he is also subject to certain restrictions concerning treatment of confidential information obtained during the course of his employment.

Freddie Mac will enter into an indemnification agreement with Mr. Lown. A copy of the form of the Indemnification Agreement between Freddie Mac and executive officers (for agreements with officers entered into beginning in August 2011) is filed as Exhibit 10.54 to Freddie Mac’s Annual Report on Form 10-K filed on March 9, 2012 and is incorporated herein by reference. For a description of this indemnification agreement, see the 2019 Annual Report.

Mr. Lown’s brother, Jeffrey Lown, serves as the Chief Executive Officer and President of Cherry Hill Mortgage Investment Corporation (“Cherry Hill”), from which he receives equity compensation. Cherry Hill is externally managed by Cherry Hill Mortgage Management, LLC (“CHMM”). CHMM provides or obtains the personnel and services necessary for Cherry Hill to conduct its business through a contractual arrangement with Freedom Mortgage Corporation (“Freedom Mortgage”). Freedom Mortgage sets and pays the cash compensation for Cherry Hill’s named executive officers, including Jeffrey Lown.

Freedom Mortgage is a Freddie Mac single-family seller/servicer and has an Early Funding Facility with Freddie Mac. Since January 1, 2019, the largest aggregate amount outstanding under the Early Funding Facility was $45.0 million. Freedom Mortgage paid $182.4 million in principal and $0.2 million in interest under the Early Funding Facility in 2019 and, from January 1, 2020 to May 28, 2020, paid $2.6 million in principal and a nominal amount of interest. Freedom Mortgage currently does not have any funds drawn against the Early Funding Facility, which has a maximum capacity of $325 million.

In addition, Freedom Mortgage has had a Mortgage Servicing Rights financing line with Freddie Mac (“MSR Facility”). Since January 1, 2019, the largest aggregate amount outstanding under the MSR Facility was $110 million. Freedom Mortgage paid $150 million in principal and $4.9 million in interest under the MSR Facility in 2019 and, from January 1, 2020 to May 28, 2020, paid $110 million in principal and $1.8 million in interest. Freedom Mortgage terminated the MSR Facility effective May 28, 2020.

In 2019, Freedom Mortgage sold Freddie Mac approximately $1.7 billion of single-family mortgages and from January 1, 2020 to March 31, 2020 has sold Freddie Mac approximately $517 million of single-family mortgages. In addition, Freedom Mortgage services approximately 113,000 loans, with an unpaid principal balance (“UPB”) at March 31, 2020 of approximately $24.7 billion. Freedom Mortgage’s contract with Freddie Mac contemplates sales of up to $4 billion of single-family mortgages annually.

Jeffrey Lown’s cash and equity compensation are not directly derived from or affected by the size or nature of Freedom Mortgage’s or Cherry Hill’s relationship with Freddie Mac.

Freddie Mac Form 8-K

Jeffrey Lown is also a director of one of Cherry Hill’s subsidiaries, Aurora Financial Group Inc. (“Aurora”). Aurora is a Freddie Mac single-family servicer servicing approximately 37,000 loans with a UPB as of March 31, 2020 of $9.2 billion. Jeffrey Lown’s compensation is not directly derived from or affected by the size or nature of Aurora’s relationship with Freddie Mac.

In connection with Chris Lown’s appointment as our CFO, the Nominating and Governance Committee of Freddie Mac’s Board of Directors (“NGC”) reviewed Freddie Mac’s relationship with Cherry Hill, Freedom Mortgage, and Aurora. In addition, the NGC approved the Company’s proposed mitigation plan which includes establishing controls designed to prevent Chris Lown from any direct engagement with, access to information regarding, or otherwise influencing Freddie Mac’s current and future business dealings with any entity in which Jeffrey Lown has direct or indirect financial interests.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the Exhibit Index below are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Memorandum Agreement, dated May 22, 2020, between Freddie Mac and Christian M. Lown†

10.2	2020 Executive Management Compensation Program (incorporated by reference to Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q filed on October 30, 2019)†

10.3	Executive Management Compensation Program Recapture and Forfeiture Agreement (incorporated by reference to Exhibit 10.18 to Registrant’s Annual Report on Form 10-K filed on February 16, 2017)†

10.4	Restrictive Covenant and Confidentiality Agreement, dated May 29, 2020, between Freddie Mac and Christian Lown†

10.5

Form of Indemnification Agreement between the Federal Home Loan Mortgage Corporation and executive officers (for agreements with officers entered into beginning in August 2011) (incorporated by reference to Exhibit 10.54 to Registrant’s Annual Report on Form 10-K filed on March 9, 2012)†

99.1	Press Release, dated June 2, 2020, issued by Freddie Mac

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	This exhibit is a management contract or compensatory plan, contract, or arrangement.

Freddie Mac Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ David M. Brickman
David M. Brickman
Chief Executive Officer

Date: June 2, 2020

Freddie Mac Form 8-K